UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2026

PrimeEnergy Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-7406	84-0637348
(Commission File Number)	(IRS Employer Identification No.)

9821 Katy Freeway, Houston, Texas 77024 (Address of principal executive offices)

Registrant’s telephone number, including area code 713-735-0000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	PNRG	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

PRIMEENERGY RESOURCES CORPORATION

Item 1.01 Entry into a Material Definitive Agreement

On August 3, 2026, PrimeEnergy Resources Corporation, (The Company), amended its borrowing base agreement with Citibank, N.A., decreasing the borrowing base from $115,000,000 to $105,000,000. As of March 31, 2026, the Company had no outstanding borrowings under the credit facility. Currently, through the date of this reported filing, the Company continues to have no outstanding borrowings under the credit facility.

Item 9.01 Exhibits and Financial Statements Schedule

Exhibit No.	Description

10.22.6.5	Borrowing Base Agreement .
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 4, 2026	PrimeEnergy Resources Corporation
	By:	/s/ Beverly A. Cummings
Name: Beverly A. Cummings Executive Vice President